EXHIBIT 21



































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                        AVON PRODUCTS, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

     Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                             Incorporation
            Company                         Country or State
            -------                         ----------------

Cosmeticos Avon S.A.C.I.                     Argentina
Avon Cosmetics Australia Proprietary Limited Australia
Avon Products Pty. Limited Australia         Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h.  Austria
Arlington Limited Bermuda                    Bermuda
Stratford Insurance Company, Ltd.            Bermuda
Productos Avon Bolivia Ltda.                 Bolivia
Avon Cosmeticos, Ltda.                       Brazil
Avon Canada, Inc.                            Canada
Avon Direct Inc.                             Canada
Cosmeticos Avon S.A.                         Chile
Compagnia de Venta Directa Seller Chile S.A. Chile
Avon Products (Guangzhou) Ltd. (60%)         China
CS Avon Cosmetics, Spol. Sr.o.               Czech Republic
Avon Capital Corporation                     Delaware
Avon Diversified Services, Inc.              Delaware
Avon International Operations, Inc.          Delaware
Avon-Lomalinda, Inc.                         Delaware
Avon-Mirabella, Inc.                         Delaware
Marbella Dominicana                          Delaware
Delaware Manila Manufacturing Company        Delaware
Productos Avon S.A. Dominican                Republic
Productos Avon Ecuador S.A.                  Ecuador
Productos Avon, S.A.                         El Salvador
Avon S.A.                                    France
Avon Cosmetics GmbH                          Germany
Productos Avon de Guatemala, S.A.            Guatemala
Productos Avon, S.A.                         Honduras








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                                           Incorporation
            Company                       Country or State
            -------                       ----------------

Avon Cosmetics (FEBO) Limited                Hong Kong
Avon Cosmetics Hungary KFT                   Hungary
Avon Service Center, Inc.                    Illinois
P.T. Avon Indonesia (85%)                    Indonesia
Albee Dublin Finance Company                 Ireland
Avon Limited                                 Ireland
Avon Cosmetics S.p.A.                        Italy
Avon Products Company Limited (66%)          Japan
Live and Life Company Limited                Japan
Avon Cosmetics (Malaysia) Sendirian Berhad   Malaysia
Avon Cosmetics, S.A. de C.V.                 Mexico
Avonova, S.A. de C.V. (49%)                  Mexico
M.I. Holdings, Inc.                          Missouri
Avon Americas, Ltd.                          New York
Avon Overseas Capital Corporation            New York
Avon Cosmetics Limited                       New Zealand
Productos Avon S.A.                          Panama
Productos Avon S.A.                          Peru
Productos De Belleza, S.A.                   Peru
Avon Cosmetics, Inc.                         Philippines
Avon Products Mfg., Inc.                     Philippines
Beautifont Products, Inc.                    Philippines
Avon Cosmetics Polska Sp. Z.o.o.             Poland
Avon Cosmeticos, Lda.                        Portugal
Avon Cosmetics Spal s.r.o.                   Slovak Republic
Avon Beauty Products Company                 Russia
Avon Cosmetics, S.A.                         Spain
Avon Cosmetics (Taiwan) Ltd.                 Taiwan
Avon Products Limited                        Taiwan
Avon Cosmetics (Thailand) Ltd.               Thailand
California Manufacturing Company Ltd.        Thailand
Eczacibasi Avon Kosmetik Urunleri
  Sanayi ve Ticaret A.S. (50%)               Turkey
Avon Cosmetics Limited                       United Kingdom
Avon European Holdings Ltd.                  United Kingdom
Avon Cosmetics de Venezuela, C.A.            Venezuela